================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 12, 2004



                            JUPITERMEDIA CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                    000-26393                    06-1542480
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)              File No.)                Identification No.)


23 Old Kings Highway South
Darien, Connecticut                                                 06820
--------------------------------------------------------------------------------
(Address of principal                                             (Zip Code)
 executive offices)


Registrant's telephone number, including area code:   (203) 662-2800
                                                      --------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         -------------------------------------

         On November 12, 2004 (the "Closing Date"), JupiterImages Corporation, a wholly owned subsidiary of the Registrant, acquired all of the shares of Hemera Technologies Inc., a Canada Corporation (the "Company"), pursuant to a Share Purchase Agreement (the "Purchase Agreement"), dated November 12, 2004, between the Company and JupiterImages Corporation.

         The consideration paid in the acquisition (which was determined as a result of arms'-length negotiations) consisted of cash in the amount of approximately U.S. $7.3 million.

         The closing of this acquisition was initially reported by the Registrant in a Current Report on Form 8-K filed on November 18, 2004. This amendment is being filed to amend and restate Items 9(a) and 9(b) of such report in their entirety.




ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.
         ----------------------------------

         (a)  Financial Statements of Business Acquired:
              -----------------------------------------
              The consolidated financial statements of Hemera Technologies Inc. and the report of Deloitte & Touche LLP, the independent auditors, relating to such consolidated financial statements, are attached hereto.

         (b)  Pro Forma Financial Information:
              -------------------------------
              The unaudited pro forma consolidated financial statements of the Registrant attached hereto are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of the Registrant and the Company.

         (c)  Exhibits:
              --------

              2.1 Share Purchase Agreement, dated November 12, 2004, between the Company and JupiterImages Corporation, a wholly owned subsidiary of Jupitermedia Corporation*

              99.1 Press release, dated November 16, 2004, of Jupitermedia Corporation*

              __________________
              * Previously filed in the Current Report on Form 8-K filed by the
                Registrant on November 18, 2004.

                            HEMERA TECHNOLOGIES INC.

                      INDEX TO AUDITED FINANCIAL STATEMENTS





                                                                            PAGE
                                                                            ----


Independent Auditors' Report ............................................    4

Consolidated Balance Sheets as of June 30, 2003 and 2004 ................    5

Consolidated Statements of Operations for the Years
Ended June 30, 2003 and 2004 ............................................    6

Consolidated Statements of Changes in Stockholders' (Deficiency) Equity
for the Years Ended June 30, 2003 and 2004 ..............................    7

Consolidated Statements of Cash Flows for the Years Ended
June 30, 2003 and 2004 ..................................................    8

Notes to Financial Statements ...........................................   9-19

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Shareholders of Hemera Technologies Inc.

         We have audited the accompanying consolidated balance sheets of Hemera Technologies Inc. and subsidiaries (the "Company") as of June 30, 2003 and 2004 and the consolidated statements of operations, changes in stockholders' (deficiency) equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America and Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2003 and 2004 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

         On August 30, 2004 we reported separately to the stockholders of Hemera Technologies Inc. on financial statements for the year ended June 30, 2004, prepared in accordance with Canadian generally accepted accounting principles and in Canadian reporting currency.



DELOITTE & TOUCHE LLP


Chartered Accountants
Ottawa, Canada

January 7, 2005

                            HEMERA TECHNOLOGIES INC.
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2003 AND 2004
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                                       JUNE 30,
                                                                            -----------------------------
                                      ASSETS                                    2003             2004
                                                                            ------------     ------------
Current assets:
   Cash and cash equivalents                                                $      1,349     $        560
   Accounts receivable, net of allowances of $426 and $172, respectively           1,247            1,037
   Refundable tax credits                                                            508              214
   Inventory                                                                         385              316
   Prepaid expenses and other                                                         28               35
                                                                            ------------     ------------
          Total current assets                                                     3,517            2,162

Property and equipment, net                                                          995              537
Intangible assets, net                                                             5,970            2,716
                                                                            ------------     ------------
          Total assets                                                      $     10,482     $      5,415
                                                                            ============     ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
   Line of credit                                                           $        872     $         --
   Accounts payable                                                                  358              192
   Accrued expenses                                                                  586              178
   Deferred revenue                                                                  319              469
   Current portion of long-term debt                                                 113               68
   Current portion of obligations under capital leases                               175               45
                                                                            ------------     ------------
          Total current liabilities                                                2,423              952

Long-term liabilities:
   Long-term debt                                                                    173               96
   Obligations under capital leases                                                   44               --
                                                                            ------------     ------------
          Total liabilities                                                        2,640            1,048
                                                                            ------------     ------------

Commitments and contingencies (see notes)                                             --               --

Preferred stock, no par value per share, unlimited number authorized,
   5,898,000 shares issued at June 30, 2003 and 2004, retractable at
   fair value under certain conditions                                             7,521            7,465

Common stock, no par value per share, unlimited number authorized,
   5,242,947 shares issued at June 30, 2003 and 2004, redeemable at
   option of holder for maximum consideration of $795                                795              795

Stockholders' deficiency:
   Common stock, no par value per share, unlimited number authorized,
   15,988,957 issued at June 30, 2003 and 2004                                    12,680           12,680
   Accumulated deficit                                                           (11,524)         (14,998)
   Accumulated other comprehensive loss                                           (1,630)          (1,575)
                                                                            ------------     ------------
          Total stockholders' deficiency                                            (474)          (3,893)
                                                                            ------------     ------------
          Total liabilities and stockholders' deficiency                    $     10,482     $      5,415
                                                                            ============     ============

                 See notes to consolidated financial statements.

                            HEMERA TECHNOLOGIES INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2003 AND 2004
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                 YEAR ENDED JUNE 30,
                                                                            -----------------------------
                                                                                2003             2004
                                                                            ------------     ------------
Revenues                                                                    $      4,259     $      4,691
Cost of revenues                                                                   2,624            1,740
                                                                            ------------     ------------
Gross profit                                                                       1,635            2,951
                                                                            ------------     ------------
Operating expenses:
   Advertising, promotion and selling                                              1,943            1,287
   General and administrative                                                      1,976            1,637
   Depreciation and amortization                                                   3,670            3,535
                                                                            ------------     ------------
Total operating expenses                                                           7,589            6,459
                                                                            ------------     ------------

Operating loss                                                                    (5,954)          (3,508)
Foreign exchange gain (loss)                                                        (133)              25
Interest income                                                                       43                8
Interest expense                                                                     (99)             (56)
                                                                            ------------     ------------
Loss before income taxes                                                          (6,143)          (3,531)
Provision for income taxes                                                           240               --
                                                                            ------------     ------------

Net loss                                                                    $     (6,383)    $     (3,531)
                                                                            ============     ============

Basic and diluted weighted average number of common shares outstanding            21,232           21,232
                                                                            ============     ============
Basic and diluted net loss per common share                                 $      (0.30)    $      (0.17)
                                                                            ============     ============


                 See notes to consolidated financial statements.

                            HEMERA TECHNOLOGIES INC.
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY
                   FOR THE YEARS ENDED JUNE 30, 2003 AND 2004
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)





                                                                                         ACCUMULATED        TOTAL
                                                  COMMON STOCK                              OTHER       STOCKHOLDERS'
                                          ---------------------------   ACCUMULATED     COMPREHENSIVE   (DEFICIENCY)
                                             SHARES         AMOUNT        DEFICIT       INCOME (LOSS)      EQUITY
                                          ------------   ------------   ------------    ------------    ------------
Balance at July 1, 2002                     15,988,957   $     12,680   $     (5,962)   $         --    $      6,718

Foreign exchange gain and accretion
   of share issuance costs                          --             --            821              --             821
Foreign currency translation adjustment             --             --             --          (1,630)         (1,630)
Net loss                                            --             --         (6,383)             --          (6,383)
                                          ------------   ------------   ------------    ------------    ------------

Balance at June 30, 2003                    15,988,957         12,680        (11,524)         (1,630)           (474)

Foreign exchange gain and accretion
   of share  issuance costs                         --             --             57              --              57
Foreign currency translation adjustment             --             --             --              55              55
Net loss                                            --             --         (3,531)             --          (3,531)
                                          ------------   ------------   ------------    ------------    ------------

Balance at June 30, 2004                    15,988,957   $     12,680   $    (14,998)   $     (1,575)   $     (3,893)
                                          ============   ============   ============    ============    ============



                 See notes to consolidated financial statements.

                            HEMERA TECHNOLOGIES INC.
                   FOR THE YEARS ENDED JUNE 30, 2003 AND 2004
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                 YEAR ENDED JUNE 30,
                                                                            -----------------------------
                                                                                2003             2004
                                                                            ------------     ------------
Cash flows from operating activities:
   Net loss                                                                 $     (6,383)    $     (3,531)
   Adjustments to reconcile net loss to net cash (used in)
      provided by operating activities:
      Deferred income taxes                                                          331               --
      Depreciation and amortization                                                3,670            3,535
      Loss on disposal of capital assets                                              17              137
   Changes in current assets and liabilities:
      Accounts receivable                                                            155              210
      Refundable tax credits                                                         356              294
      Inventory                                                                       37               69
      Prepaid expenses                                                                38               (7)
      Accounts payable and accrued expenses                                          268             (574)
      Deferred revenue                                                               319              150
                                                                            ------------     ------------
          Net cash (used in) provided by operating activities                     (1,192)             283
                                                                            ------------     ------------

Cash flows from investing activities:
   Capital expenditures                                                             (597)            (101)
   Proceeds from sale of assets and other                                             26              141
                                                                            ------------     ------------
          Net cash (used in) provided by investing activities                       (571)              40
                                                                            ------------     ------------

Cash flows from financing activities:
   Repayment of line of credit                                                      (287)            (875)
   Repayment of long-term debt                                                      (100)            (124)
   Repayment of obligations under capital lease                                     (176)            (176)
                                                                            ------------     ------------
          Net cash used in financing activities                                     (563)          (1,175)
                                                                            ------------     ------------

Effect of exchange rates on cash                                                     263               63
                                                                            ------------     ------------

Net change in cash and cash equivalents                                           (2,063)            (789)
Cash and cash equivalents, beginning of period                                     3,412            1,349
                                                                            ------------     ------------
Cash and cash equivalents, end of period                                    $      1,349     $        560
                                                                            ============     ============

Supplemental disclosures of cash flow:
   Cash paid for interest                                                   $        143     $        117
                                                                            ============     ============
   Equipment acquired under capital lease                                   $         --     $         26
                                                                            ============     ============


                 See notes to consolidated financial statements.

                            HEMERA TECHNOLOGIES INC.
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2003 AND 2004


1.       BASIS OF PRESENTATION OF THE ACQUIRED BUSINESSES

         Hemera Technologies Inc. (the "Company"), incorporated under the Canada Business Corporations Act, produces and markets wholly owned digital image content and content delivery technology for personal, business and professional use. Products are made available through multiple channels including retail, Internet and licensing.

         On November 12, 2004 (the "Closing Date"), JupiterImages Corporation ("Jupiter Images"), a wholly owned subsidiary of Jupitermedia Corporation ("Jupitermedia"), acquired substantially all the shares of the Company, pursuant to a Share Purchase Agreement (the "Purchase Agreement"), dated November 12, 2004, between the Company and Jupiter Images.

         The consideration paid in the acquisition (which was determined as a result of arms'-length negotiations) consisted of cash in the amount of approximately U.S. $7,300,000.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly owned United States of America ("U.S.") subsidiary (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated.

         REVENUE RECOGNITION. The Company provides personal, business and professional users access to photos, clipart and web graphics.

         Revenue from packaged software is recognized when the products are delivered to the customer, there is persuasive evidence that an arrangement exists, the fee is fixed and determinable and collection is probable, and is net of rebates, discounts and allowances for returns. Sales to distributors are subject to agreements allowing various rights of return and price protection. The Company provides allowances for estimated future returns and price reductions as a reduction of revenues. Revenues from consignment agreements are recognized upon the sale to the ultimate customer.

         Revenue from subscriptions is recognized ratably over the subscription period. Deferred revenues relate to the portion of collected subscription fees that has not yet been recognized as revenue.

         The Company licenses a portion of its images to third parties for royalties based on the licensee's revenues generated by the licensed images. Such amounts are recognized as revenue in the month earned based upon reports received from the licensee or management's best estimate thereof.

         USE OF ESTIMATES IN THE FINANCIAL STATEMENTS. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS. The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. At June 30, 2003 and 2004, the Company had no investments with maturities greater than three months.

         INVENTORY. Inventory is valued at the lower of cost and fair value. Cost is determined on the first-in, first-out basis.

         FINANCIAL INSTRUMENTS. The recorded amounts of financial instruments such as cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their short maturities. The fair value of long-term debt is not readily determinable.

         FOREIGN CURRENCY TRANSLATION. The functional currency of the Company and its subsidiary is the Canadian dollar. Transaction gains and losses arising on changes in the exchange rates between the functional currency and foreign currencies are included in the net loss for the period. Revenues, expenses, and cash flow amounts in currencies other than Canadian are translated at average rates for the period. Monetary assets and liabilities have been translated at the exchange rates in effect at the balance sheet date while non-monetary assets and liabilities are translated at historical rates.

         The accounts of the Company have been translated into U.S. dollars for reporting purposes at exchange rates in effect as of the balance sheet dates. Revenues and expenses were translated at the average rates of exchange prevailing during the year. The Company includes the adjustment resulting from translating the financial statements in accumulated other comprehensive loss, which is reflected as a separate component of stockholders' deficiency.

         CONCENTRATION OF CREDIT RISK. Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company does not use derivative financial instruments or derivative commodity instruments.

         During the year ended June 30, 2003, two customers accounted for 39% and 12% of consolidated revenues. During the year ended June 30, 2004, two customers accounted for 18% and 18% of consolidated revenues.

         PROPERTY AND EQUIPMENT. Capital assets are recorded at cost. Depreciation and amortization is calculated using the following method and rates:

         Equipment, furniture and
            photography equipment               diminishing-balance      20%
         Computer equipment                     diminishing-balance      30%
         Computer software                      diminishing-balance      100%
         Leasehold improvements                 straight-line            5 years

         Depreciation and amortization of additions is calculated at 50% of regular rates in the year of acquisition or disposition.

         INTANGIBLE ASSETS. The Company capitalizes the costs it incurs in regards to the development of its photo library. Capitalized costs include direct labor, materials and a percentage of allocated overhead costs. The Company also acquires certain image assets and capitalizes their costs. The Company also capitalizes fees paid to consultants for the development of its web site through which the Company distributes photo software licenses. Tax credits related to the capitalized expenditures reduce the capitalized amounts. The Company amortizes its photo library over periods ranging from four to five years. The Company amortizes its web site development costs over a period of two years.

         IMPAIRMENT OF LONG-LIVED ASSETS. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when the sum of undiscounted expected future cash flows is less than the carrying amount of such assets. The measurement for such impairment loss is based on estimated fair values. Fair values have been determined based upon estimated future cash flows. Long-lived assets are tested for impairment under Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". No charges were recorded as a result of this determination.

         TAX CREDITS. The Company receives government assistance in the form of Canadian federally and provincially sponsored research and development investment tax credits and provincially sponsored credits for "Information Technology Development Centre" eligible companies ("ITDC credits"). The ITDC credits have been accounted for as a reduction of eligible expenditure or asset to which the credit relates, to the extent that it is reasonably assured that the credits will be realized. The research and development investment tax credits have been recorded as a recovery of tax expense to the extent that it is reasonably assured that the credits will be realized.

         INCOME TAXES. The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of changes in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances have been established to reduce deferred tax assets to the amounts expected to be realized.

         SEGMENT REPORTING. SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", establishes standards for disclosures about operating segments, products and services, major customers, and geographic areas. The Company is organized and operates as one operating segment for purposes of making operating decisions and assessing performance. The chief operating decision maker evaluates performance, makes operating decisions, and allocates resources based on financial data consistent with the presentation in the accompanying consolidated financial statements.

         SOFTWARE DEVELOPMENT COSTS. The Company accounts for software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has expensed all software development costs to date as substantially all of such development costs have been incurred prior to the Company's products attaining technological feasibility.

         STOCK-BASED COMPENSATION. The Company grants to certain employees stock options with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees", and accordingly, recognizes no compensation expense for such grants. As permitted under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has not changed its method of accounting for stock-based compensation; however, SFAS No. 123, as amended by SFAS No. 148, requires footnote disclosures relating to the effect of using a fair value based method of accounting for stock-based compensation cost.

         The following table reflects pro forma net loss and loss per share had the Company elected to adopt the fair value approach of SFAS No. 123 (in thousands, except per share amounts):

                                                       YEAR ENDED JUNE 30,
                                                  ----------------------------
                                                     2003              2004
                                                  ----------        ----------
         Net loss                                 $   (6,383)       $   (3,531)
         Deduct: Total stock-based employee
           compensation expense determined
           under fair value based method for
           all awards                                    (54)              (48)
                                                  ----------        ----------
         Pro forma loss                           $   (6,437)       $   (3,579)
                                                  ==========        ==========
         Basic and diluted net loss per share
           As reported                            $    (0.30)       $    (0.17)
                                                  ==========        ==========
           Pro forma                              $    (0.30)       $    (0.17)
                                                  ==========        ==========

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2003 and 2004: risk-free interest rates of 4.0%, expected lives of six years; expected dividend rate of zero; and expected volatility of zero.

         These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

         RECENT ACCOUNTING PRONOUNCEMENTS. In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 except for mandatorily redeemable financial instruments of a non-public entity to which it applies to fiscal periods beginning after December 15, 2003. This standard will apply to the Company in its fiscal year ended June 30, 2005 and will require the reclassification of the Common shares to debt.

         In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes accounting standards for all transactions in which an entity exchanges its equity instruments for goods and services. SFAS No. 123(R) focuses primarily on accounting for transactions with employees, and carries forward without change prior guidance for share-based payments for transactions with non-employees. As a private company, Hemera will not have to implement SFAS 123(R) until its first interim period in the fiscal period ended June 30, 2007. The Company has not yet determined the impact of SFAS No. 123(R).

3.       COMPUTATION OF NET LOSS PER SHARE

         Computations of basic and diluted net loss per share for the years ended June 30, 2003 and 2004 are as follows (in thousands, except per share amounts):

                                                     2003              2004
                                                  ----------        ----------
         Numerator: Net loss                      $   (6,383)       $   (3,531)
         Denominator: Weighted average shares
         outstanding                                  21,232            21,232
                                                  ----------        ----------
         Basic and diluted net loss per share     $    (0.30)       $    (0.17)
                                                  ==========        ==========

         For the years ended June 30, 2003 and 2004, outstanding options to purchase 989,948 and 936,853 shares of common stock, respectively, were excluded from the calculation of diluted net loss per share for those years, as the results would have been anti-dilutive.

4.       RESTRUCTURING CHARGES

         Faced with difficult market conditions, the Company was forced to restructure its operations during fiscal 2003 and 2004. During the years ended June 30, 2003 and 2004, the Company terminated 45 and 11 employees for total costs of $565,000 and $102,000, respectively. This expense is included with general and administrative expenses in the accompanying consolidated statements of operations. As of June 30, 2003, $236,000 related to the restructuring costs was included in accrued liabilities. This amount was paid in cash in 2004 and there is no amount outstanding as of June 30, 2004. There were no adjustments posted to the original reserves established and the amounts were paid out in cash as described.

5.       RESEARCH AND DEVELOPMENT

         The Company claims research and development deductions and related investment tax credits for tax purposes based on management's interpretation of the applicable legislation in the Income Tax Act of Canada and provincial statutes. These claims are subject to audit by federal and provincial tax authorities and any adjustments that result could reduce investment tax credits recorded in the financial statements. In the opinion of management, the treatment of research and development for income tax purposes is appropriate.

         The following table summarizes the Company's research and development expenses for the years ended June 30, 2003 and 2004 (in thousands):

                                                      YEARS ENDED JUNE 30,
                                                  ----------------------------
                                                     2003              2004
                                                  ----------        ----------
         Gross research and development           $    1,241        $      741
         Information Technology Development
           Centre tax credit                            (139)             (213)
                                                  ----------        ----------
         Net research and development             $    1,102        $      528
                                                  ==========        ==========

         These amounts are included in costs of revenues in the accompanying consolidated statements of operations.

6.       GOVERNMENT ASSISTANCE

         During the years ended June 30, 2003 and 2004, the Company recorded credits of $37,000 and $31,000, respectively, related to salaries eligible for the Information Technology Development Centre ("ITDC") tax credit, a provincially funded program of design-related costs. These credits are included within advertising, promotion and selling expenses in the accompanying consolidated statements of operations.

7.       INVENTORY

         The following table summarizes the Company's inventory as of June 30, 2003 and 2004 (in thousands):
                                                     2003              2004
                                                  ----------        ----------
         Component parts including CD-ROMs,
           user guides and packaging              $      282        $      215
         Consignment inventory                           103               101
                                                  ----------        ----------
                                                  $      385        $      316
                                                  ==========        ==========

8.       PROPERTY AND EQUIPMENT

         The following table summarizes the Company's property and equipment as of June 30, 2003 and 2004 (in thousands):
                                                            JUNE 30
                                                  ----------------------------
                                                     2003              2004
                                                  ----------        ----------
         Computer equipment and software          $    1,404        $    1,408
         Furniture, fixtures and equipment               473               209
         Leasehold improvements                          434               439
                                                  ----------        ----------
                                                       2,311             2,056
         Less: Accumulated depreciation and
               amortization                           (1,316)           (1,519)
                                                  ----------        ----------
         Property and equipment, net              $      995        $      537
                                                  ==========        ==========


Property and equipment are net of related ITDC credits of $184,000 and $24,000 for the years ended June 30, 2003 and 2004, respectively.

9.       INTANGIBLE ASSETS

         The following table sets forth the intangible assets that are subject to amortization, including the related accumulated amortization (in thousands):

                                                   JUNE 30, 2003
                                     -------------------------------------------
                                                     ACCUMULATED    NET CARRYING
                                         COST       AMORTIZATION       VALUE
                                     ------------   ------------    ------------
         Acquired photo library      $     10,738   $     (6,711)   $      4,027
         Photo library                      3,099         (1,307)          1,792
         Web site development costs           591           (440)            151
                                     ------------   ------------    ------------
                Total                $     14,428   $     (8,458)   $      5,970
                                     ============   ============    ============


                                                   JUNE 30, 2004
                                     -------------------------------------------
                                                     ACCUMULATED    NET CARRYING
                                         COST       AMORTIZATION       VALUE
                                     ------------   ------------    ------------
         Acquired photo library      $     10,870   $     (9,511)   $      1,359
         Photo library                      2,892         (1,535)          1,357
         Web site development costs           598           (598)             --
                                     ------------   ------------    ------------
                Total                $     14,360   $    (11,644)   $      2,716
                                     ============   ============    ============

10.      LINE OF CREDIT

         The Company has a line of credit with a bank that bears interest at the bank's prime rate plus 3.0%. The maximum amount available to the Company as of June 30, 2003 and 2004 was $1,484,000 and $562,000, respectively. The amount available under this line of credit cannot exceed 75% of Canadian accounts receivables and 90% of foreign receivables. The line of credit is secured by a general security agreement over the assets of the Company. The Company had utilized $872,000 of its available line of credit as of June 30, 2003. The Company did not have any outstanding borrowings under its line of credit as of June 30, 2004.

11.      LONG-TERM DEBT

The following table summarizes the Company's long-term debt as of June 30, 2003 and 2004 (in thousands):

                                                            2003       2004
                                                           ------     ------
Term loan, bearing variable interest, to be paid
in 60 monthly installments of $2 plus interest
calculated at bank prime.                                  $   87     $   66

Refundable, non-interest bearing contribution from
the Canadian Economic Development IDEE-PM program.
The contribution is refundable in five installments
of $13, beginning January 1, 2004.                             63         51

Unsecured loan from the "Programme d'aide au
developpement des PME du Quebec", non-interest
bearing, payable in bi-annual installments of $14
starting February 2002.                                        68         41

Loans secured by vehicles, payable in monthly
instalments of $1                                              23          6

Unsecured loan from the "Programme d'aide au
developpement des PME du Quebec", non-interest
bearing and payable in semi-annual installments of
$14 commencing September 30, 2000.                             28         --

Loan payable in monthly installments of $1 plus
interest calculated at bank prime rate plus 3% due
in November 2004, secured by a first chattel mortgage
on all equipment and furniture.                                 8         --

Loan payable in monthly installments of $1 plus
interest calculated at bank prime rate plus 3% due in
April 2004, secured by a first chattel mortgage on
all equipment and furniture.                                    6         --

Loan payable in monthly installments of $3 plus
interest calculated at bank prime rate plus 3% due in
July 2003, secured by a first chattel mortgage on all
computer equipment.                                             3         --
                                                           ------     ------
                                                              286        164

Less: Current portion                                        (113)       (68)
                                                           ------     ------
                                                           $  173     $   96
                                                           ======     ======

         The principal installments required to be paid are as follows (in thousands):

         YEARS ENDING JUNE 30,
         2005                                              $   68
         2006                                                  49
         2007                                                  34
         2008                                                  13
                                                           ------
                                                           $  164
                                                           ======

12.      OBLIGATIONS UNDER CAPITAL LEASES

The following table summarizes the Company's obligations under capital leases as of June 30, 2003 and 2004 (in thousands):

                                                            2003       2004
                                                           ------     ------
         Capital leases bearing interest at rates from 11%
         to 17% with due dates extending from November 2002
         to February 2005 and requiring monthly principal
         payments up to $4 plus interest.  All leases are
         secured by the related leased computer equipment. $  219     $   45
                                                           ------     ------

         Less: Current portion                               (175)       (45)
                                                           ------     ------
         Long-term obligations under capital leases        $   44     $   --
                                                           ======     ======

13.      REDEEMABLE PREFERRED AND COMMON STOCK AND STOCKHOLDERS' DEFICIENCY

         REDEEMABLE PREFERRED STOCK, AUTHORIZED. Unlimited number of voting Class A Retractable Preferred shares, convertible to common shares. In the event of dissolution or liquidation, the holders of Class A Retractable Preferred shares have the right to receive, as a first distribution, an amount equal to the aggregate value received by the Company in consideration for the issuance of the Class A Retractable Preferred shares plus all declared and accrued dividends. Any remaining assets are to be distributed on a pro-rata basis among all stockholders. If the distribution is insufficient for the payment in full of the amount to be paid, the registered stockholders of Class A Retractable Preferred shares shall have preference and priority over the common stockholders. The Class A Retractable Preferred shares are redeemable, at the option of the holder, at a price equal to the fair market value of the shares, if the Company has not completed a public offering prior to March 1, 2006. Because these shares are mandatorily redeemable after March 1, 2006, they have been classified outside stockholders' equity and reported at their issue price.

         The shares were issued for $7,500,000 and are recorded net of issuance costs of $55,000 and $35,000 as of June 30, 2003 and 2004, respectively. The accretion of the share issue costs over a five-year period and the related foreign exchange gain has been recorded as an adjustment to retained earnings.

         COMMON STOCK, AUTHORIZED. Unlimited number of voting common shares. In the event of dissolution or liquidation, the holders of common shares have a right to receive, after holders of any other class of shares, the remaining assets of the Company.

         Under the terms of the existing stockholders' agreement, the Company has agreed to repurchase certain common shares if a qualified public offering is not completed by August 1, 2003. This right of repurchase provides that certain stockholders may require the Company to repurchase 5,242,947 common shares based on their then fair market value up to a maximum consideration of $795,000. This right is in effect and these shares have been classified outside stockholders' equity.

         If by March 1, 2006, the Company has still not completed a qualified public offering, then certain stockholders may require the Company to repurchase any or all their shares at their then fair market value. Should the Company be unable to make the full payment of the purchase price, the remaining stockholders may purchase the shares at their then fair market value. Should the remaining stockholders be unable or unwilling to purchase all of the tendered shares, the selling stockholders would then have the right to cause the Company's shares and/or any or all of its assets to be listed for sale. These shares are the common and the preferred stock already classified outside stockholders' equity.

         STOCK OPTION PLAN. The Company has established a stock incentive plan under which the Company may issue stock options to employees, including officers, consultants and directors up to an aggregate of 10% of the outstanding issued common shares, unless otherwise determined by the Board of Directors. The exercise price of the options granted under the stock incentive plan will not be less than the fair market value of the shares of the Company's common stock on the date of grant. Each stock option has a six-year term from date of grant and vests equally on each of the first four anniversaries of their respective grant dates. As of June 30, 2004, there were 1,186,337 options remaining available for future issuance under this plan.

A summary of the status of the Company's stock option plan as of June 30, 2003, and 2004 and changes during the years ending June 30, 2004, and 2003 are presented below:


                                                  2003                     2004
                                           -------------------      -------------------
                                                      WEIGHTED                 WEIGHTED
                                            NUMBER     AVERAGE       NUMBER     AVERAGE
                                              OF      EXERCISE         OF      EXERCISE
                                            OPTIONS     PRICE        OPTIONS     PRICE
                                           --------   --------      --------   --------
         Outstanding at beginning of year   826,363   $   1.13       989,948   $   0.76

         Granted                            510,456       0.47        16,920       0.40
         Forfeited                         (346,871)      1.23       (70,015)      1.23
                                           -------------------      -------------------
         Outstanding, end of year           989,948   $   0.76       936,853   $   0.75
                                           ========                 ========

The following table summarizes information about stock options outstanding at June 30, 2004:

                       OUTSTANDING                                 EXERCISABLE
--------------------------------------------------------------   ---------------
                 NUMBER OF OPTIONS   WEIGHTED AVERAGE REMAINING
EXERCISE PRICE   AT JUNE 30, 2004    YEARS OF CONTRACTUAL LIFE
--------------   ----------------    -------------------------
$    0.40            316,920                     3.7                     178,767

     0.57            200,000                     4.7                      66,438

     0.62             94,397                     3.2                      91,679

     1.23            325,536                     3.2                     200,381
                 ----------------                                ---------------
                     936,853                                             537,265
                 ================                                ===============


14.      INCOME TAXES

         The Company did not provide for any current or deferred income taxes for any of the periods presented because it has experienced operating losses from its inception through the year ended June 30, 2004. A full valuation allowance has been provided for any future benefits associated with such tax assets.

As of June 30, 2003 and 2004, the Company had future income tax benefits as follows (in thousands):

                                                            2003        2004
                                                         ----------  ----------
Net operating losses                                     $      376  $      320
Book depreciation in excess of tax depreciation and
  amortization                                                2,168       3,019
Research and development net of investment tax credits          320         342
Other                                                            13           7
                                                         ----------  ----------

Total future federal and provincial income tax benefits       2,877       3,688
Less valuation allowance                                     (2,877)     (3,688)
                                                         ----------  ----------
Deferred income tax asset                                $       --  $       --
                                                         ==========  ==========


         The Company has a valuation allowance as of June 30, 2004 and 2003, which fully offsets its deferred income tax assets. There is no assurance that the Company will generate sufficient taxable income in the future to be able to realize any or all of the deferred tax assets.

         The Company had $1.7 million and $1.4 million of net operating losses for federal income tax purposes as of June 30, 2003 and 2004, respectively, which begin to expire in 2010. The Company also had $1.8 million and $1.6 million of net operating losses for provincial income tax purposes as of June 30, 2003 and 2004, respectively, which begin expiring in 2005.

         In addition, the Company has available undeducted Canadian research and development expenses of approximately $2.3 million and $1.5 million as of June 30, 2003 and 2004, respectively, available to reduce future federal and provincial taxable income respectively. The amounts may be carried forward indefinitely but will be reduced by any related investment tax credits claimed.

         In addition, the Company has unused investment tax credits of $318,000 as of June 30, 2003 and 2004 to offset future income taxes payable.

         A reconciliation setting forth the difference between the amount of taxes computed at the Company's effective income tax rate and its statutory income tax rate is as follows (in thousands):

                                                          YEAR ENDED JUNE 30,
                                                         --------------------
                                                           2003        2004
                                                         --------    --------
         Tax recovery based upon statutory rate          $ (1,905)   $ (1,094)
         Temporary differences not recognized               1,220       1,096
         Tax effected loss not recognized (used)              459          (2)
         Reversal of asset previously recorded                331          --
         Undeducted research and development                  213          --
         Permanent differences                                 13          --
         Investment tax credits recorded through
           tax provision                                      (91)         --
                                                         --------    --------
         Provision for income taxes                      $    240    $     --
                                                         ========    ========

15.      COMMITMENTS AND CONTINGENCIES

         The Company has entered into two operating premise leases. Under the lease agreements, the Company is obligated to pay a proportionate share of all utility costs for these premises. Rent expense for leased facilities, net of sublease income, was $200,000 and $181,000 during the years ended June 30, 2003 and 2004, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations.

Future annual minimum lease payments under all operating leases are as follows (in thousands):

            YEAR ENDING
              JUNE 30,
         -----------------
                2005                                     $   129
                2006                                         131
                2007                                         132
                2008                                         132
                2009                                         115
                                                         -------
                                                         $   639
                                                         =======

         The Company has entered into employment agreements with certain of its officers. These agreements provide for up to $115,000 of severance to be paid upon termination.

         The Company is currently negotiating with Canada Revenue Agency regarding $123,000 of the investment tax credit received for fiscal 2002. Due to the ongoing status of the Company's negotiations there is uncertainty surrounding the ultimate resolution. No provision has been made in the financial statements as in management's opinion they will be successful in defending their position. The outcome, however, is undetermined as to the results or repayment. Any required repayment will be reflected as an expense in the period in which it occurs.

         The Company has entered into licensing agreements with customers that include limited intellectual property indemnification clauses. These clauses are typical in the software industry and require the Company to compensate the customer for certain liabilities and damages incurred as a result of third party intellectual property claims arising from these transactions. The Company has not made any significant indemnification payments as a result of these clauses and, in accordance with FASB Interpretations No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees" of Indebtedness of Others (FIN 45), has not accrued any amounts in relation to these indemnification clauses.

16.      SEGMENT INFORMATION

         The Company operates in one business segment. Revenue is derived from the licensing of digital content either directly, online or through subscriptions.

         The Company operates internationally with a substantial portion of its business conducted in foreign currencies. Accordingly, the Company's results are affected by year-over-year exchange rate fluctuations of the United States and to a lesser extent, European currencies.

         The accounting policies for the segment are the same as those described in Note 2. The required financial information for segment profit and assets is the same as that presented in the consolidated financial statements.

Geographic information is as follows:


         Revenue to external customers:
                                                           YEARS ENDED JUNE 30,
                                                         -----------------------
                                                            2003         2004
                                                         ----------   ----------
         USA                                                 38%          56%
         Canada                                              42%          22%
         Other                                               20%          22%
                                                         ----------   ----------
                                                            100%         100%
                                                         ==========   ==========

                            HEMERA TECHNOLOGIES INC.

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS





                                                                          PAGE
                                                                          ----

Consolidated Balance Sheet as of September 30, 2004 ....................   21

Consolidated Statements of Operations for the Nine Months
Ended September 30, 2003 and 2004 ......................................   22

Consolidated Statements of Cash Flows for the Nine Months
Ended September 30, 2003 and 2004 ......................................   23

Notes to Financial Statements ..........................................   24

                            HEMERA TECHNOLOGIES INC.
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                      ASSETS
Current assets:
   Cash and cash equivalents                                              $        708
   Accounts receivable, net of allowances of $132                                  891
   Refundable tax credits                                                          265
   Inventory                                                                       259
   Prepaid expenses and other                                                       67
                                                                          ------------
         Total current assets                                                    2,190

Property and equipment, net                                                        512
Intangible assets, net                                                           2,382
                                                                          ------------
         Total assets                                                            5,084
                                                                          ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
   Accounts payable                                                       $        132
   Accrued expenses                                                                168
   Deferred revenue                                                                458
   Current portion of long-term liabilities                                         91
                                                                          ------------
         Total current liabilities                                                 849

Long-term liabilities:
   Long-term liabilities                                                            97
   Retractable common stock                                                        795
                                                                          ------------
         Total liabilities                                                       1,741
                                                                          ------------

Commitments and contingencies (see notes)

Preferred stock, no par value per share, unlimited number authorized,
   5,898,000 shares issued at September 30, 2003 and 2004, retractable
   at fair value under certain conditions                                        7,111

Stockholders' deficiency:
   Common stock, no par value per share, unlimited number authorized,
     15,988,957 shares issued                                                   12,680
   Accumulated deficit                                                         (14,565)
   Accumulated other comprehensive loss                                         (1,883)
                                                                          ------------
         Total stockholders' deficiency                                         (3,768)
                                                                          ------------
         Total liabilities and stockholders' deficiency                   $      5,084
                                                                          ============

                       See notes to financial statements.

                            HEMERA TECHNOLOGIES INC.
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                 (IN THOUSANDS)



                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                        ------------------------------
                                                            2003              2004
                                                        ------------      ------------
Revenues                                                $      2,969      $      3,608
Cost of revenues                                               1,595             1,121
                                                        ------------      ------------

Gross profit                                                   1,374             2,487
                                                        ------------      ------------
Operating expenses:
   Advertising, promotion and selling                          1,311               916
   General and administrative                                  1,679             1,191
   Depreciation and amortization                               2,757             2,104
                                                        ------------      ------------
Total operating expenses                                       5,747             4,211
                                                        ------------      ------------

Operating loss                                                (4,373)           (1,724)

Interest income                                                   22                 4
Interest expense                                                (104)              (57)
Foreign exchange gain (loss)                                    (317)              133
                                                        ------------      ------------
Loss before income taxes                                      (4,772)           (1,644)
Provision for income taxes                                      (253)               --
                                                        ------------      ------------

Net loss                                                $     (5,025)     $     (1,644)
                                                        ============      ============
Basic and diluted weighted average number of
common shares outstanding                                     21,232            21,232
                                                        ============      ============
Basic and diluted net loss per common share             $      (0.24)     $      (0.08)
                                                        ============      ============


                       See notes to financial statements.

                            HEMERA TECHNOLOGIES INC.
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)



                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                        ------------------------------
                                                            2003              2004
                                                        ------------      ------------
Cash flows from operating activities:
   Net loss                                             $     (5,025)     $     (1,644)
   Adjustments to reconcile net loss to net cash
   provided by operating activities:
         Deferred income taxes                                   319                --
         Depreciation and amortization                         2,757             2,104
         Loss of disposal of capital assets                       53               124
   Changes in current assets and liabilities:
         Accounts receivable                                     769               (86)
         Refundable tax credits                                  526               336
         Inventory                                                45                83
         Prepaid expenses                                          8                18
         Accounts payable and accrued charges                    132              (387)
         Deferred revenue                                        279               119
                                                        ------------      ------------
            Net cash provided by operating activities           (137)              667
                                                        ------------      ------------

Cash flows from investing activities:
   Capital expenditures                                         (362)              (57)
   Proceeds from sale of assets and other                        131                41
                                                        ------------      ------------
           Net cash used in investing activities                (231)              (16)
                                                        ------------      ------------

Cash flows from financing activities:
   Repayment of line of credit                                  (140)             (461)
   Repayment of long-term debt                                   (29)              (56)
   Repayment of obligations under capital lease                  (97)              (97)
                                                        ------------      ------------
           Net cash used in financing activities                (266)             (614)
                                                        ------------      ------------

Effect of exchange rates on cash                                 407               (25)

Net change in cash and cash equivalents                         (227)               12
Cash and cash equivalents, beginning of period                 1,352               696
                                                        ------------      ------------
Cash and cash equivalents, end of period                $      1,125      $        708
                                                        ============      ============
Supplemental disclosures of cash flow:
   Cash paid for interest                               $        104      $         57
                                                        ============      ============
   Cash paid (received) for income taxes                $         --      $        (91)
                                                        ============      ============


                       See notes to financial statements.

                            HEMERA TECHNOLOGIES INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004



1.       BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared from the books and records of Hemera Technologies Inc. in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto for the years ended June 30, 2003 and 2004 for Hemera Technologies Inc. included herein. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods presented have been reflected in such financial statements.


2.       CHANGE IN ACCOUNTING POLICY

         The Company adopted SFAS No. 150 during the interim period ended September 30, 2004 and consequently reclassified it's retractable common shares to long-term debt.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following Unaudited Pro Forma Combined Financial Information is based on the historical financial statements of Jupitermedia Corporation and Hemera Technologies Inc. and has been prepared to illustrate the effect of Jupitermedia Corporation's acquisition of the shares (the "Acquired Shares") of Hemera Technologies Inc. ("Hemera"). The Unaudited Pro Forma Consolidated Financial Information has been prepared using the purchase method of accounting.

         The Unaudited Pro Forma Combined Balance Sheet as of September 30, 2004 gives effect to the acquisition of the Acquired Shares as if the acquisition had been consummated on September 30, 2004. The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 give effect to the acquisition of the assets of the Acquired Shares as if the acquisition had been consummated on January 1, 2003. The financial statements for the year ended December 31, 2003 were derived from the audited financial statements for the year ended June 30, 2003 included herein and then subtracting the operations of Hemera for the six months ended December 31, 2002 and then adding the operations of Hemera for the six months ended December 31, 2003. The financial statements for the nine months ended September 30, 2004 were derived from the audited financial statements for the year ended June 30, 2004 included herein and then subtracting the operations of Hemera for the six months ended December 31, 2003 and then adding the operations of Hemera for the three months ended September 30, 2004.

         The Unaudited Pro Forma Combined Financial Information is based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Combined Financial Information included in this report and should be read in conjunction with the historical financial statements and accompanying disclosures contained in Jupitermedia Corporation's December 31, 2003 consolidated financial statements and notes thereto on Form 10-K and the historical financial statements of Hemera Technologies Inc. for the years ended June 30, 2003 and 2004 and notes thereto included in this report.

         The Unaudited Pro Forma Combined Financial Information does not reflect future events that may occur after the acquisition has been completed. As a result of the assumptions, estimates and uncertainties, the accompanying Unaudited Pro Forma Combined Financial Information does not purport to describe the actual financial condition or results of operations that would have been achieved had the acquisition in fact occurred on the dates indicated, nor does it purport to predict Jupitermedia Corporation's future financial condition or results of operations. The acquisition will be accounted for as a purchase. Jupitermedia Corporation has not completed the final allocation of the purchase price to tangible and intangible assets of the acquisition.

                            JUPITERMEDIA CORPORATION

           INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS









                                                                            PAGE
                                                                            ----


Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2004 ...  27

Notes to Unaudited Pro Forma Consolidated Balance Sheets ..................  28

Unaudited Pro Forma Consolidated Statement of Operations for the Year
Ended December 31, 2003 ...................................................  29

Unaudited Pro Forma Combined Statement of Operations for the Nine
Months Ended September 30, 2004 ...........................................  30

Notes to Unaudited Pro Forma Combined Statements of Operations ............  31

                            JUPITERMEDIA CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                 (IN THOUSANDS)



                                                     JUPITERMEDIA    HEMERA TECH.                        JUPITERMEDIA
                                                     CORPORATION         INC.          PRO FORMA         CORPORATION
                  ASSETS                             (HISTORICAL)    (HISTORICAL)     ADJUSTMENTS         PRO FORMA
                                                     ------------    ------------    ------------        ------------
Current assets:
   Cash and cash equivalents                         $     32,707    $        708    $     (7,277)(1)    $     26,138
   Accounts receivable                                     10,293             891              --              11,184
   Unbilled accounts receivable                             1,185              --              --               1,185
   Refundable tax recovery                                     --             265              --                 265
   Inventory                                                   --             259              --                 259
   Prepaid expenses and other                               2,026              67              --               2,093
                                                     ------------    ------------    ------------        ------------
                Total current assets                       46,211           2,190          (7,277)             41,124

Property and equipment, net                                 1,629             512              13 (2)           2,154
Intangible assets, net                                     17,307           2,382             119 (2)          19,808
Goodwill                                                   38,428              --           3,007 (2)          41,435
Investments and other assets                                1,236              --              --               1,236
                                                     ------------    ------------    ------------        ------------
                Total assets                         $    104,811           5,084    $     (4,138)       $    105,757
                                                     ============    ============    ============        ============



     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                  $      1,551    $        132    $         --        $      1,683
   Accrued payroll and related expenses                     1,973              --              --               1,973
   Accrued expenses and other                               5,185             168              --               5,353
   Deferred revenue                                        10,781             458              --              11,239
   Current portion of long-term obligations                    --              91              --                  91
                                                     ------------    ------------    ------------        ------------
                Total current liabilities                  19,490             849              --              20,339

Long-term liabilities                                         254              97              --                 351
Deferred revenues                                             379              --              --                 379
Deferred tax liabilities                                      112              --              --                 112
Retractable common stock                                       --             795            (795)(2)              --
                                                     ------------    ------------    ------------        ------------
                Total liabilities                          20,235           1,741            (795)             21,181
                                                     ------------    ------------    ------------        ------------

Commitment and contingencies                                   --              --              --                  --

Preferred stock                                                --           7,111          (7,111)(2)              --

Stockholders' equity:
   Common stock                                               320          12,680         (12,680)(2)             320
   Additional paid-in capital                             213,524              --              --             213,524
   (Accumulated deficit) retained earnings               (129,222)        (14,565)         14,565 (2)        (129,222)
   Treasury stock, 65,000 shares at cost                     (106)             --              --                (106)
   Accumulated other comprehensive income                      60          (1,883)          1,883 (2)              60
                                                     ------------    ------------    ------------        ------------
       Total stockholders' equity                          84,576          (3,768)          3,768              84,576
                                                     ------------    ------------    ------------        ------------
       Total liabilities and stockholders' equity    $    104,811    $      5,084    $     (4,138)       $    105,757
                                                     ============    ============    ============        ============

        See notes to the unaudited pro forma consolidated balance sheet.

                            JUPITERMEDIA CORPORATION
               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                    DECEMBER 31, 2003 AND SEPTEMBER 30, 2004



The unaudited pro forma combined balance sheet gives effect to the following unaudited pro forma adjustments:

1. Adjustment reflects the amount of $7,277,000 of cash paid for the shares of Hemera Technologies Inc. (, the "Acquired Shares").

2. Adjustments reflect management's preliminary allocation of the purchase price for the Acquired Shares. Jupitermedia has not yet started its appraisal to determine the allocation of the purchase price of the Acquired Shares. Jupitermedia will retain a third party valuation firm to assist in valuing the Acquired Shares.

     The following table summarizes the preliminary purchase price allocation of the Acquired Shares based upon Jupitermedia's current estimates. This allocation and the lives shown are preliminary and subject to change pending a final appraisal from a third party valuation firm (dollars in thousands):


                                                       AMOUNT      LIVES
                                                      -------      -----
     Cash and cash equivalents                        $   708      N/A
     Accounts receivable                                  891      N/A
     Inventory                                            259      N/A
     Prepaid expenses and other                           332      N/A
     Property and equipment                               525      3-10 years
     Domain name                                          150      Indefinite
     Image library - contemporary                       1,463      7 years
     Image library - archival                             788      15 years
     Web site development costs                           100      3 years
     Goodwill                                           3,007      Indefinite
     Accounts payable                                    (132)     N/A
     Accrued expenses and other                          (168)     N/A
     Deferred revenue                                    (458)     N/A
     Current portion of long-term obligations             (91)     N/A
     Long-term obligations                                (97)     N/A
                                                      -------
     Net assets acquired                              $ 7,277
                                                      =======

                            JUPITERMEDIA CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                     JUPITERMEDIA    HEMERA TECH.                        JUPITERMEDIA
                                                     CORPORATION         INC.          PRO FORMA         CORPORATION
                                                     (HISTORICAL)    (HISTORICAL)     ADJUSTMENTS         PRO FORMA
                                                     ------------    ------------    ------------        ------------

Revenues                                             $     46,991    $      4,283    $         --        $     51,274
Cost of revenues                                           21,511           1,447              --              22,958
                                                     ------------    ------------    ------------        ------------

Gross profit                                               25,480           2,836              --              28,316
                                                     ------------    ------------    ------------        ------------

Operating expenses:
   Advertising, promotion and selling                      14,369           1,670              --              16,039
   General and administrative                               7,003           1,493              --               8,496
   Depreciation and amortization                            2,793           3,772              24 (2)           6,589
                                                     ------------    ------------    ------------        ------------
Total operating expenses                                   24,165           6,935              24              31,124
                                                     ------------    ------------    ------------        ------------

Operating income (loss)                                     1,315          (4,099)            (24)             (2,808)

Income on investments and other, net                          121              --              --                 121
Interest income                                               190              --            (107)(1)              83
Interest expense                                              (26)             19              --                  (7)
Foreign exchange gain                                          --             503              --                 503
                                                     ------------    ------------    ------------        ------------

Income (loss) before provision for income taxes,
   minority interest and equity losses from
   international and venture fund investments, net          1,600          (3,577)           (131)             (2,108)

Provision for income taxes                                     --            (258)             --                (258)
Minority interest                                              26              --              --                  26
Equity loss from international and venture
   fund investments, net                                     (244)             --              --                (244)
                                                     ------------    ------------    ------------        ------------
Net income (loss)                                    $      1,382    $     (3,835)   $       (131)       $     (2,584)
                                                     ============    ============    ============        ============

Basic and diluted loss per share                     $       0.05                                        $      (0.10)
                                                     ============                                        ============

Weighted average number of common shares                   25,574                                              25,574
                                                     ============                                        ============


   See notes to the unaudited pro forma consolidated statements of operations.

                            JUPITERMEDIA CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                     JUPITERMEDIA    HEMERA TECH.                        JUPITERMEDIA
                                                     CORPORATION         INC.          PRO FORMA         CORPORATION
                                                     (HISTORICAL)    (HISTORICAL)     ADJUSTMENTS         PRO FORMA
                                                     ------------    ------------    ------------        ------------
Revenues                                             $     50,973    $      3,608    $         --        $     54,581
Cost of revenues                                           19,045           1,121              --              20,166
                                                     ------------    ------------    ------------        ------------

Gross profit                                               31,928           2,487              --              34,415
                                                     ------------    ------------    ------------        ------------

Operating expenses:
   Advertising, promotion and selling                      12,057             916              --              12,973
   General and administrative                               7,381           1,191              --               8,572
   Depreciation and amortization                            2,071           2,104              18 (2)           4,193
                                                     ------------    ------------    ------------        ------------
Total operating expenses                                   21,509           4,211              18              25,738
                                                     ------------    ------------    ------------        ------------

Operating income (loss)                                    10,419          (1,724)            (18)              8,677

Income on investments and other, net                          124              --              --                 124
Interest income                                                82               4             (80)(1)               6
Interest expense                                             (101)            (57)             --                (158)
Foreign exchange gain                                          --             133              --                 133
                                                     ------------    ------------    ------------        ------------
Income (loss) before provision for income taxes,
   minority interest and equity losses from
   international and venture fund investments, net         10,524          (1,644)            (98)              8,782

Provision for income taxes                                    145              --              --                 145
Minority interest                                             (57)             --              --                 (57)
Equity loss venture fund investments and other, net          (117)             --              --                (117)
                                                     ------------    ------------    ------------        ------------

Net income (loss)                                    $     10,205    $     (1,644)   $        (98)       $      8,463
                                                     ============    ============    ============        ============

Basic income per share                               $       0.36                                        $       0.30
                                                     ============                                        ============

Weighted average number of common shares                   28,448                                              28,448
                                                     ============                                        ============

Diluted income per share                             $       0.33                                        $       0.27
                                                     ============                                        ============

Weighted average number of common shares                   30,815                                              30,815
                                                     ============                                        ============

   See notes to the unaudited pro forma consolidated statements of operations.

                            JUPITERMEDIA CORPORATION
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



The unaudited pro forma consolidated statements of operations give effect to the following unaudited pro forma adjustments:


     1. Adjustment reflects the reduction in interest income of $107,000 and $80,000 related to the cash expended in the purchase transaction for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

     2. Adjustment reflects the increase in depreciation and amortization expense relating to the assets acquired based upon Jupitermedia's preliminary purchase price allocation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.






                                            JUPITERMEDIA CORPORATION



Date:  January 26, 2005                     By: /s/ Christopher S. Cardell
                                                --------------------------------
                                                Christopher S. Cardell
                                                President